SECURITIES AND EXCHANGE COMMISSION

				     WASHINGTON, D.C.  20549




					   FORM 8 - K

					 CURRENT REPORT
		    PURSUANT TO SECTION 13 OR 15 (d) OF THE
 				 SECURITIES EXCHANGE ACT OF 1934



       Date of report (Date earliest event reported)  December 28, 1993


		       The Trustcompany Bancorporation
	     (Exact Name of Registrant as Specified in Charter)


  New Jersey                    0-14005                    22-2652843
(State or Other Jurisdiction       (Commission
 of Incorporation)               File Number)         Identification No.)


35 Journal Square, Jersey City, New Jersey                           07306
(Address of Principal Executive Office)                            (Zip Code)



Registrant's telephone number, including area code (201) 420-2500

				   N/A

     (Former Name or Former Address, if Changed Since Last Report)






Item 5.  Other Events

On December 28, 1993, pursuant to an Agreement and Plan of Merger, dated as of November 15, 1993, by and among The Trustcompany
Bancorporation ("Trustcompany"), The Trust Company of New Jersey, a state chartered bank ("TCNJ"), and TCBC Acquisition Corp.
("Merger Sub"), a wholly owned subsidiary of TCNJ, Merger Sub merged with and into Trustcompany, with Trustcompany as the surving corporation (the "Merger").

As a result of the Merger, each share of Trustcompany common stock, without par value, was converted into one share of TCNJ common stock, par value $2.00 per share ("TCNJ Common Stock"), and each share of Trustcompany Series A 9.75% Cumulative Preferred Stock was converted into one share of TCNJ 9.75% Cumulative Preferred Stock. Accordingly, Trustcompany has been eliminated as a holding company for TCNJ and the shareholders of Trustcompany now directly own shares in TCNJ.

Upon the effectiveness of the Merger, TCNJ Common Stock was deemed registered under Section 12(g) of the Securities Exchange Act, as amended (the "Exchange Act"), without the filing of a registration statement therefor. TCNJ is, therefore, a reporting issuer under the Exchange Act in succession to Trustcompany. Accordingly, Trustcompany is filing with the Securities and Exchange Commission a Form 15 to suspend its reporting obligations.

As a state chartered bank, TCNJ will file its Exchange Act reports with the Federal Deposit Insurance Corporation ("FDIC"). For more information with respect of the Merger, reference may be made to the report on F-3 being filed by TCNJ with the FDIC, as such successor issuer.


Item 7.  Financial statements, Pro Forma Financial Information and Exhibits


(c) Exhibits

(21) Proxy Statement, dated December 2, 1993, previously filed with the Securities and Exchange Commission on December 2,
     1993.












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				      SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  January 5, 1994.



				  THE TRUSTCOMPANY BANCORPORATION



				  By:     /s/ John F. Love
				  Name:  John F. Love
				  Title:  Treasurer































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			      INDEX TO EXHIBITS


(21) Proxy Statement, dated December 2, 1993, previously filed with the Securities and Exchange Commission on December 2,
      1993.





























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